UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 28, 2006

BROADCAST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

UTAH	0-13316	87-0395567
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 UNION PARK AVENUE, SUITE 600 SALT LAKE CITY, UTAH	84047
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number: (801) 562-2252

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BROADCAST INTERNATIONAL, INC.

FORM 8-K

ITEM 5.02(b) and 5.02(c) Resignation and Appointment of Officers

On December 28, 2006, our Board of Directors met and unanimously accepted the resignation of Mr. Randy Turner as Chief Financial Officer of the Company and appointed Mr. Reed L Benson as Chief Financial Officer.  Mr. Turner will continue to serve as the Company’s Treasurer and as Vice President of Finance.  Mr. Benson has been the Company’s Vice President, Secretary and General Counsel since October 1, 2003 and will continue with his duties in those capacities in addition to assuming the responsibilities as Chief Financial Officer.

Mr. Benson has been our Vice President, Secretary and General Counsel since the BI acquisition in October 2003.  He was also a director of ours from October 2003 until August 2006.  He has been in the private practice of law from April 2000 to the present and consulted directly with BI during that period.  From August 1987 to April 2000, he was Vice President, Secretary and General Counsel of Broadcast International, Inc., the predecessor of BI, and from June 1995 to April 2000, he served as Vice President, Secretary and General Counsel of Data Broadcasting Corporation, the former parent company of BI.  Mr. Benson received a Bachelor of Science Degree in Accounting from the University of Utah in 1971 and a Juris Doctor Degree from the University of Utah College of Law in 1976.  Mr. Benson became a certified public accountant in 1974 and is currently an attorney licensed to practice in Utah.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 3, 2007

BROADCAST INTERNATIONAL, INC.

a Utah corporation

By:

  /s/ Rod Tiede

Name:

Rod Tiede

Title:

President and Chief Executive Officer

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